EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 15, 2021, of Hero Technologies, Inc. relating to the audit of the consolidated financial statements for the years ending December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 22, 2022